LICENSE AGREEMENT

This License Agreement (the "Agreement") is dated as of the 23rd day of November, 2004 (the "Effective Date"), by and between Response Genetics, Inc., located at 1640 Marengo St., Los Angeles, California 90033 ("RGI") and Roche Molecular Systems, Inc., located at 4300 Hacienda Drive, Pleasanton, California 94588 ("RMS").

WHEREAS RGI owns certain RGI Patent Rights (identified in Exhibit "1") and has the right to grant licenses thereunder; and

WHEREAS RMS owns certain patent rights, has developed certain technology, and possesses expertise relating to the preparation of assays;

WHEREAS RGI has entered into and will continue to enter into collaborations with pharmaceutical companies in connection with the development by RGI of research assays (each an "RGI Assay");

WHEREAS RMS and RGI wish to collaborate so that RMS will obtain access to the RGI Patent Rights and the RGI Assays so that RMS may develop, optimize, manufacture and sell assays for research, investigational and in vitro diagnostic use ( "Optimized Assays"); and

WHEREAS RMS wishes and intends to manufacture and sell the Optimized Assays developed hereunder in the Licensed Territories (as defined hereinafter),

IT IS THEREFORE AGREED:

1. GENERAL DEFINITIONS

1.1 Affiliate. The term "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, that Person, provided however, that in each case any such other Person shall be considered to be an Affiliate only during the time during which such control exists. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct and/or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. With regard to RMS, the term Affiliate shall not include Genentech, Inc., 1 DNA Way, South San Francisco, California 94080-4990, U.S.A. ("Genentech") or Chugai Pharmaceutical Co., Ltd, 1-9, Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan ("Chugai").

1.2 Claim.The term "Claim" shall mean a claim of an issued patent which has not expired and which has not been disclaimed, canceled or held invalid or unenforceable by a court of competent jurisdiction.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.3 End Product. The term "End Product" shall mean any Optimized Assay sold for in vitro diagnostic use that is covered in whole or in part by a Claim included within the RGI Patent Rights.

1.4 Field. The term "Field" shall mean the research, development, manufacture and sale of assays by RMS, including but not limited to the Optimized Assays.

1.5 Licensed Territories. The phrase "Licensed Territories" shall mean the United States and all foreign countries or regions worldwide.

1.6 Net Sales. The phrase Net Sales shall mean the amounts invoiced for End Products by members of the RMS Group to purchasers and other transferees after deduction of volume discounts, sales rebates, reimbursements for returns, and sales taxes (e.g., value added taxes) and other taxes directly linked to the sales (provided that such taxes are invoiced to and paid by such purchasers or other transferees), but excluding discounts, rebates, price reductions and/or credits to customers on account of settlement of complaints, less the following deductions for. a) "Sales Expenses" in the amount of [***] percent ([***]%), provided that this percentage shall be reduced in accordance with each general reduction by RMS of such Sales Expenses in connection with the calculation of royalties payable with respect to the sale of diagnostic kits; b) "Reagent Rental Deduction" in the amount of [***] percent ([***]%), provided that this percentage shall be reduced in accordance with each general reduction by RMS of such Reagent Rental Deductions in connection with the calculation of royalties payable with respect to the sale of diagnostic kits; and c) deductions for "Third Party Royalty Expenses".

Net Sales shall be determined from the books and records of RMS and its Affiliates. In the event that an End Product is sold together with one or more other product(s) at a single price (a "Combination Product"), such single price shall be allocated among the End Product(s) and the other product(s) in the Combination Product based upon the relevant market prices for such products when sold separately. If any such product is not sold separately, RGI and RMS shall in good faith discuss and agree upon a fair market price for that product and that price shall be used to calculate the Net Sales.

When End Products are not sold, or are not sold and itemized separately, but are otherwise transferred or sold together with one or more other products as part of a sales transaction, the Net Sales of such End Products shall be calculated according to their sale prices when sold separately, or, if there are no such prices, then according to the average of prices at which products of the most similar kind and quality, sold in similar quantities, are then being offered for sale by RMS and/or its Affiliates. If a selling price cannot thus be determined, then it shall be the fair market value of the End Product in question.

"Sales Expenses" shall mean a lump sum deduction in lieu of deductions for actual internal expenses of RMS or its Affiliates such as for (a) tariffs, duties and taxes imposed upon the production, sale, delivery or use of End Products (excluding taxes that are separately invoiced to end users, distributors or agents); (b) distribution and other customary expenses, such as freight, transportation and insurance expenses, and (c) cash discounts, retroactive price reductions or credits to customers on account of settlement of complaints.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

"Reagent rental expenses" shall mean a lump sum deduction of fees for all services which are included in reagent prices such as instrument service costs, instrument depreciation, finance costs, disposables and rental fees.

"Third Party Royalty Expenses" shall mean royalties paid to Third Persons by RMS and/or its Affiliates to obtain rights and licenses under Blocking Third Party Intellectual Property, excluding any royalties paid to Third Persons that can be allocated to rights and licenses not directly necessary for RMS and its Affiliates to make, have made, use, import, offer to sell or sell End Products.

"Blocking Third Party Intellectual Property" shall mean, with respect to any country in the Licensed Territories, patent rights in such country, owned or controlled by a Third Person, that cover specific reagents, assays, processes and/or platforms or any other technology required for the use, importation, manufacture, offer for sale or sale of an End Product, if the manufacture, use, importation, offer for sale or sale of such End Product would in the absence of a license granted by such Third Person, infringe such patent rights.

1.7 RGI Patent Rights. The phrase "RGI Patents Rights" shall mean and include (i) all United States and foreign applications for patents listed in Exhibit "1". as well as all United States and foreign patents that have or may hereafter issue in respect of such applications for patents, and (ii) all applications for patents whose subject matter in whole or in part is entitled to the benefit of the filing date(s) of any of the applications for patents listed on Exhibit "1" and all United States and foreign patents that have or may hereafter issue in respect of such applications for patents, including in each case of the foregoing clauses (i) and (ii) of this Section 1.7, without limitation, all continuations, continuations-in-part, divisionals, substitutions, Patent Cooperation Treaty applications, United States provisional patent applications, continued prosecution applications, utility models, supplementary protection certificates, reexaminations, renewals, extensions and reissues thereof.

1.8 Person. The term "Person" shall mean an individual or any legally recognized entity, including any corporation, partnership, limited partnership, limited liability company, association or trust.

1.9 RGI Technical Information. The phrase "RGI Technical Information" shall mean RGI unpatented intellectual property, including know-how.

1.10 RMS Group. The phrase "RMS Group" shall mean RMS and its Affiliates.

1.11 RMS Technical Information. The phrase "RMS Technical Information" shall mean RMS unpatented intellectual property, including know-how.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.12 Third Person. The phrase "Third Person" shall mean a Person other than RGI and members of the RMS Group.

2. COLLABORATION

2.1 Description of Cotlaboration. Subject to the other terms and conditions herein, RGI will collaborate exclusively with RMS in the area of commercial assay development related to the validation of genetic markers for pharmaceutical companies as follows. At such time as RGI validates a genetic marker for a pharmaceutical company, with respect to such marker's ability to aid in the prediction of a patient's therapeutic response to a pharmaceutical compound, RGI will provide RMS with the related RGI Assay, as well as relevant detailed information regarding RGI's collaboration with the said pharmaceutical company to the extent that that is authorized by the said pharmaceutical company, for the purposes described in Section 2.2 below.

2.2 With regard to the commercialization of the RGI Assays:

(1) For those RGI Assays that meet RMS's customary criteria for commercialization, RMS shall make commercially reasonable efforts to enter into agreements with pharmaceutical companies to optimize the RGI Assays so that they may be used as commercial diagnostic assays. Through its purchase of the reagents as described in Section 2.7, RGI is hereby granted the right to use the Optimized Assays for research only. RMS will own all improvements or modifications made solely by RMS to the RGI Assays or RGI Patent Rights, including any such improvements to the Optimized Assays, and RMS retains the sole discretion as to any use of the said improvements or modifications;

(2) RMS may sublicense or enter into contract manufacturing agreements with third parties to optimize and commercialize the RGI Assays, provided that RMS provides RGI with sixty (60) days written notice of such sublicense or contract manufacturing agreement, and further provided that the sublicensee or contract counter-party, as the case may be, agrees to all of the terms and conditions hereof pertaining to the protection of RGI Patent Rights and RGI Technical Information, including the confidentiality, indemnity, etc. provisions. Furthermore, all other terms and conditions of this Agreement shall apply to and in the event of any such sublicense or contract arrangement; or

(3) In the event that RMS determines in good faith that an RGI Assay does not meet Roche's customary criteria for commercialization and that it is therefore commercially reasonable to make no effort to enter into an agreement with a pharmaceutical company in accordance with Section 2.2(1), and RMS chooses not to sublicense or contract in accordance with Section 2.2(2), then RGI shall be free, either alone or in collaboration with any counterparty of its choosing, to enter into agreements with pharmaceutical companies to improve, refine, and optimize the RGI Assay in question so that it may be used by RGI as a commercial diagnostic assay as part of RGI's diagnostic services, subject to any royalties, if any, payable under the terms of RGI's Diagnostic Service License Agreement effective November 16, 2004. RMS shall have no further rights in the particular RGI Assay or in any improvements made by RGI or any third party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.3 Packaging and Labeling. RMS will design and develop all packaging, labels, and instructional material for any Optimized Assay that RMS or its Affiliates commercialize.

2.4 Regulatory Approvals. RMS shall obtain any and all regulatory approvals required in order to commercialize End Products.

2.5 Instrumentation. RMS shall provide RGI with up to [***] thermal cycler instruments ("RMS Instruments"), to be determined by RMS and RGI in good faith consultation during the term of this collaboration, in order to assist RGI in utilizing Optimized Assays. RGI may obtain support and training from RMS or its Affiliates on such instruments at fees, terms and conditions discounted [***]% off of list prices. Title to the RMS Instruments shall at all times remain with RMS and at the expiration or termination of this Agreement RGI shall return the RMS Instruments as directed by RMS, provided, however, that RGI shall have the option to purchase any and all of the RMS Instruments at the lesser of (a) their respective depreciated values and (b) their respective market prices.

2.6 Research Support. RMS shall provide research support to RGI in connection with the transfer of the Optimized Assay to RGI in the form of training and consulting services by RMS full-time employees. Such full-time employee support shall be based upon requirements, which shall be determined by RMS and RGI in good faith consultation, with reasonable final determinations to be made by RMS.

2.7 Supply of Reagents. Research use only reagents for the Optimized Assay shall be provided by RMS to RGI at a cost to RGI of not more than $[***] per assay. For these purposes, an "assay" shall mean measurement of relative gene expression (by qRT PCR) of three genes and one constitutively expressed control gene with respect to a tissue specimen. The aforesaid price shall also cover all reagents for all required run controls with regard to the specimens analyzed.

3. GRANTS, ETC

3.1 License Grant to RMS. Subject to the terms and conditions of this Agreement, including Section 2.2, RGI hereby grants to RMS Group under the RGI Patent Rights an exclusive license in the Field in the Licensed Territories to make, have made, use, practice, import, offer to sell and sell End Products.

3.2 License Grant to RGI. Subject to the terms and conditions of this Agreement, RMS hereby grants to RGI a license to the Optimized Assays. This grant to RGI shall be for its internal use in RGI's diagnostic service business and during the term of the collaboration shall be without royalty, but without any rights to sublicense or transfer to any third party. After the termination of the collaboration, the Optimized Assays will be licensed to RGI for its internal diagnostic services for a royalty of [***] percent ([***]%) of [***] percent ([***]%) of Net Service Revenue as that term is defined in the Expanded PCR Diagnostic Services Agreement by and between RMS and RGI, effective November 16, 2004, without right of sublicense or transfer to third parties. For the avoidance of doubt, RGI shall not be granted the right to resell, transfer or otherwise provide the Optimized Assays to any third party. Further, RGI is not granted any right to make, have made, import, offer to sell or sell any Optimized Assays.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.3 Covenant Not to Grant Further Licenses. RGI covenants and agrees not to grant any additional licenses in the Field under the RGI Patent Rights to any Third Person without the prior written consent of RMS, which consent shall not be unreasonably withheld.

3.4 Patent Prosecution and Maintenance, Etc. Each party shall have the exclusive right to prosecute and maintain the United States and foreign applications for patents and patents comprising its respective patent rights using counsel of its choice at its expense. The costs and expenses of all interferences will be considered prosecution expenses. RGI shall make reasonable efforts to provide RMS with copies of relevant documentation so that RMS may be apprised of the continuing prosecution of the RGI Patent Rights and any challenges by Third Persons to the validity or enforceability of the RGI Patent Rights. With respect to documentation relating to prosecution of the RGI Patent Rights, RMS may comment upon such documentation provided such comments are made sufficiently in advance of any deadline for filing a response. All such documentation shall be treated as the Proprietary Information of RGI and shall be held in confidence in accordance with the provisions of Article 5 herein. Should RGI decide not to make commercially reasonable efforts to preserve the RGI Patent Rights, or not to seek patent protection or to discontinue patent protection for the RGI Patent Rights, RGI shall promptly notify RMS of its decision and grant RMS the right to prepare, file and prosecute or have prepared, filed or prosecuted patents and patent applications directed to the RGI Patent Rights.

3.5 Enforcement Rights. RGI retains the right to assert and enforce against any and all third parties suits for infringement of the RGI Patent Rights. RMS retains the right to assert and enforce against any and all third parties suits for infringement of the RMS patent rights. If RGI declines to enforce its rights in the RGI Patent Rights, then RMS may proceed to enforce those rights against infringement. The party prosecuting any such infringement shall pay for the costs of such proceedings, control the conduct of such proceedings, enforce the rights in question vigorously, and recover any awards made in such proceedings. The non-enforcing party agrees to cooperate reasonably in such proceedings, and the enforcing party will pay, and will hold the non-enforcing party harmless from, any costs and expenses incurred by the non-enforcing party as a result of any such action.

3.6 Deliveries of Files, Etc. Within thirty (30) days after the Effective Date, RGI shall make available to RMS copies of all required files, documents and records of RGI regarding the RGI Patent Rights as of the Effective Date. RGI shall also provide RMS with appropriate technical consulting services, as reasonably requested by RMS, to help RMS in its understanding, utilization and implementation of the RGI Patent Rights, from time to time at no additional charge to RMS. RMS shall provide RGI with appropriate technical consulting services, as reasonably requested by RGI, to help RGI in its understanding, utilization and implementation of the Optimized Assays, from time to time at no additional charge to RGI.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4. REPRESENTATIONS, WARRANTIES AND INDEMNITIES

4.1 Representations and Warranties of RMS. RMS hereby represents, warrants and covenants to RGI that:

(a) RMS is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power to carry on its business and activities as now being conducted;

(b) This Agreement has been duly authorized, executed and delivered by RMS and represents its binding obligation, enforceable against it in accordance with its terms and conditions. RMS has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. No other act, approval or proceeding on the part of RMS is or will be required to authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby; and

(c) The execution and delivery by RMS of this Agreement will not, and the fulfillment of and compliance by RMS with the terms, conditions and provisions hereof will not: (i) conflict with any of the terms, conditions or provisions of the articles of incorporation or by-laws of RMS or of any of its Affiliates, (ii) violate any term, condition or provision of, or require any consent, authorization or approval under, any judicial or arbitration judgment, order, award, writ, injunction or decree applicable to RMS or any of its Affiliates, or (iii) conflict with, result in a breach of, constitute a default under (whether with or without the giving of notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any document, instrument, agreement or license to which RMS or any of its Affiliates is a party, or by which RMS or any of its Affiliates is bound, or to which any of the assets or properties of RMS or of any of its Affiliates are subject.

4.2 Representations and Warranties of RGI. Each Person comprising RGI hereby represents, warrants and covenants to RMS that:

(a) RGI is an entity duly organized, validly existing and in good standing under the laws of the state of its organization, with full power to carry on its business and activities as now being conducted;

(b) This Agreement has been duly authorized, executed and delivered by RGI and represents its binding obligation, enforceable against it in accordance with its terms and conditions. RGI has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. No other act, approval or proceeding on its part is or will be required to authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c) The execution and delivery by RGI of this Agreement will not, and the fulfillment of and compliance by it with the terms, conditions and provisions hereof will not: (i) conflict with any of the terms, conditions or provisions of the articles or certificate of organization or by-laws of it or any of its Affiliates, (ii) violate any term, condition or provision of, or require any consent, authorization or approval under, any judicial or arbitration judgment, order, award, writ, injunction or decree applicable to it or any of its Affiliates, or (iii) conflict with, result in a breach of, constitute a default under (whether with or without the giving of notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any document, instrument, agreement or license to which it or any of its Affiliates is a party, or by which it or any of its Affiliates is bound, or to which any of its assets or properties or the assets or properties of any of its Affiliates are subject;

(d) RGI is the sole and exclusive owner of, or has licensed rights in and to, the RGI Patent Rights and has the lawful right (with the express written permission from the University of Southern California) to grant to RMS Group the license and rights granted in Section 3.1 herein;

(e) To the best of its knowledge, the RGI Patent Rights are valid and enforceable and RGI has not taken or failed to take any action which might result in their invalidity and/or unenforceability against Third Persons, and RGI has received no information or claim to the effect that the RGI Patent Rights are going to be challenged, are invalid or are unenforceable;

(f) RGI has not received a notice or claim to the effect that the inventions subject to, claimed by, or included within the RGI Patent Rights infringe, violate or misappropriate the patent or trade secret rights of any Third Person; and

(g) Exhibit "2" to this Agreement is a schedule disclosing, to the extent that RGI is permitted to, all licenses or contracts of RGI with Third Persons, in effect prior to the Effective Date, in which RGI has granted licenses of the RGI Patent Rights. There are no licenses or contracts with Third Persons that are not listed in Exhibit "2" that have a material adverse effect on the rights granted to RMS in this Agreement.

4.3 Indemnification.

(a) RMS shall indemnify, hold harmless and defend RGI, its directors, officers, shareholders, employees, representatives, attorneys, Affiliates and agents (each such Person a "RGI Indemnitee") from and against any and all claims, suits, losses, damages, obligations, costs, fees and expenses (including reasonable attorneys' and experts' fees and court costs) suffered or incurred by any RGI Indemnitee arising out of, resulting from or otherwise concerning a breach by RMS of any of RMS's representations and warranties contained in this Article 4.

(b) RGI shall indemnify, hold harmless and defend RMS Group, their respective directors, officers, shareholders, employees, representatives, attorneys, Affiliates and agents (each such Person a "RMS Indemnitee") from and against any and all claims, suits, losses, damages, obligations, costs, fees and expenses (including reasonable attorneys' and experts' fees and court costs) suffered or incurred by any RMS Indemnitee arising out of, resulting from or otherwise concerning a breach by RGI of any of RGI's representations and warranties contained in this Article 4.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c) Any RGI Indemnitee or RMS Indemnitee, as the case may be, seeking to be held harmless, defended and indemnified in accordance with the provisions of Section (a) or (b) of this Section 4.3 shall promptly notify RMS or RGI, as appropriate (the "Indemnitor"), of any claim or suit brought against such RGI Indemnitee or RMS Indemnitee in respect of which such RGI Indemnitee or RMS Indemnitee intends to invoke the provisions of this Section 4.3, although the failure to so notify the Indemnitor shall not release such Indemnitor from its obligations under this Section 4.3 unless such Indemnitor shall have been materially prejudiced by such failure. Such Indemnitor shall indemnify, hold harmless and defend such RGI Indemnitee or RMS Indemnitee, as the case may be, as above provided, and shall keep such RGI Indemnitee or RMS Indemnitee fully informed of the Indemnitor's defense and/or settlement of such claim or suit. The RGI Indemnitee or RMS Indemnitee, as the case may be, shall cooperate reasonably in the defense of such claim or suit, and shall have the right, but no obligation, to participate in the defense thereof with counsel of such Person's choice at such Person's expense.

4.4 RMS shall indemnify, hold harmless and defend the RGI Indemnitees from and against any and all claims, suits, losses, damages, obligations, costs, fees and expenses (including reasonable attorneys and experts fees and court costs) suffered or incurred by any RGI Indemnitee, arising out of, resulting from, or otherwise concerning the development, manufacture, use or sale of End Products by RMS or any RMS Affiliate or any sub-licensee of any RMS Group member, for any injury of any kind unless such claim or damage (a) is the direct result of a negligent act or omission by RGI or (b) asserts that the RGI Patent Rights or RGI Technical Information infringes or misappropriates the rights of any Third Persons.

4.5 Survival. The provisions of this Article 4 shall survive the expiration or termination of this Agreement in accordance with their respective terms and conditions.

5. PROPRIETARY INFORMATION

5.1 Proprietary Information. Subject to the terms and conditions of this Article 5, RGI and the members of the RMS Group, respectively, will treat and maintain the confidential and proprietary business, patent prosecution and other data and information, including RGI Technical Information, RMS Technical Information, and the non-public information and documentation supplied by RMS to RGI and by RGI to RMS pursuant to this Agreement (collectively, the "Proprietary Information"), of the other party in confidence, and will only use such Proprietary Information in furtherance of this Agreement and the transactions and matters contemplated herein.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.2 Labeling. The receiving party shall include all proprietary and legal notices of the disclosing party on all copies of the Proprietary Information of the disclosing party, and shall not remove, delete or omit any proprietary or legal notices from the Proprietary Information of the disclosing party.

5.3 Confidential Disclosure. Notwithstanding anything herein to the contrary, RGI and RMS each may disclose Proprietary Information of the other party to its respective employees, agents, consultants, contractors and Affiliates, as the case may be, provided that each such Person first undertakes to be likewise bound by the duty and obligation of confidentiality and the restrictions on use agreed to herein.

5.4 Limitations. Nothing contained herein shall in any way restrict or impair the right of RGI or RMS to use, disclose or otherwise deal with, as appropriate, any Proprietary Information of the other party:

(1) that the recipient can demonstrate was previously known to it;

(2) that the recipient can demonstrate by written records was independently developed by it without access to or use of the Proprietary Information of the disclosing party;

(3) that is publicly known when thus used, disclosed or otherwise dealt with, other than through acts or omissions of the recipient;

(4) that is lawfully obtained by the recipient without confidentiality or use restrictions from sources independent of the disclosing party;

(5) that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency; and/or

(6) that the recipient is required to disclose pursuant to lawful legal process or other applicable law.

5.5 Return of Proprietary Information. Upon the expiration or termination of this Agreement, at the written request of the disclosing party, the recipient party shall, within thirty (30) days following receipt of the request, (a) destroy or return to the disclosing party all Proprietary Information received from the disclosing party, and (b) provide the disclosing party with a written notice that the Proprietary Information has been returned or destroyed. The recipient party may, however, retain one copy of such Proprietary Information for archival purposes in nonworking confidential files.

5.6 Equitable Relief. The parties agree that a remedy at law for breach of Sections 5.1 or 5.5 may be inadequate, and that the party seeking to enforce Sections 5.1 or 5.5 shall be entitled, in addition to such other remedies as it may have at law or otherwise, to seek temporary or permanent injunctive relief and/or specific enforcement for any breach or threatened breach thereof by the other party without proof of any actual damages that have been or may be caused by such a breach.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.7 Survival. The provisions of this Article 5 shall survive the expiration or termination of this Agreement in accordance with their respective terms and conditions.

6. ROYALTIES, ETC.

6.1 Running Royalties. In consideration of the grant set forth in Section 3, subject to the terms and conditions of this Agreement including Sections 6.2 and 6.3 below, RMS shall pay to RGI a royalty of [***] percent ([***]%) of [***] percent ([***]%) of Net Sales of the RMS Group for End Products. Notwithstanding the foregoing, in no event shall RMS pay any royalty to RGI for any sale or transfer of reagents to RGI in accordance with Section 2.7.

6.2 Third Party Licenses. If the RMS Group determines that any End Product or the use thereof infringes claims of an issued patent or patents other than those in the RGI Patent Rights, RMS may negotiate with the owner of such patent(s) for a license on such terms as RMS reasonably deems appropriate.

6.3 Affiliates. The Running Royalties provided in Article 6 shall be payable by RMS with respect to the activities of RMS's Affiliates as well.

6.4 Statements and Payments. RMS shall deliver a quarterly statement to RGI, indicating the Running Royalty payments due to RGI in respect of each calendar quarter after the Effective Date, accompanied by payment of the applicable Running Royalty due. Each quarterly statement shall state the number of End Products sold or otherwise conveyed by RMS and its Affiliates to third parties for such fiscal quarter and the Net Sales in that regard. The first quarterly statement and payment shall be due within sixty (60) days after the close of the first calendar quarter following the Effective Date. Subsequent quarterly statements shall be due within sixty (60) days following the close of each subsequent calendar quarter.

6.5 Audits. RMS and its Affiliates shall maintain regular and complete records for a period of two (2) years after the later of (x) the receipt by RGI of the quarterly statement to which they pertain and (y) the expiration of the calendar quarter to which they pertain, sufficient to enable verification of the accuracy of all statements and reports made by RMS. Such records shall be maintained at RMS's regular place of business and shall be available for inspection and auditing by RGI's outside accountants on thirty (30) days notice during normal business hours; provided, however, that RGI shall not cause such an inspection and/or audit to occur more than once in any twelve (12) month period, and provided further that all such inspections and audits shall be conducted so as not to unreasonably interfere with RMS's regular business activities. Should any such audit reveal a payment short fall by RMS, the amount of the short fall shall be paid promptly by RMS after the discovery thereof, together with interest thereon calculated at the rate of one percent (1%) per month from the date such payment should have been paid, or the maximum rate permitted by law if such rate shall be lower than one percent (1%) per month.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.6 Nondisclosure. RGI shall hold the statements and reports contemplated in Section 6.4 and any information acquired during any inspection and audit conducted in accordance with Section 6.5 in confidence, and shall use such statements, reports and information solely for the purposes of (i) collecting any Running Royalties due it, and/or (ii) complying with the terms and conditions of this Agreement. Nothing in this Section 6.6 shall be construed to preclude RGI from making any disclosures required by any governmental laws or regulations or by judicial process.

7. TERMINATION

7.1 Agreement Expiration. Except as otherwise provided in this Article 7, this Agreement, including the license grants contained in Article 3 herein, shall continue until the date on which each and every application for patent and Claim of the RGI Patent Rights has (i) expired, (ii) been disclaimed, (iii) been canceled, abandoned or terminated, or (iv) been held invalid by a court of competent jurisdiction, from which no further appeal is possible or has been taken within the time period provided.

7.2 Termination for Material Breach. Either party may terminate this Agreement, including the license grants contained in Article 3 herein, in the event that the other party (the "Breaching Party") materially breaches a material provision of this Agreement, which breach is not substantially cured by the Breaching Party within one hundred eighty (180) days after written notice of such breach by the terminating party to the Breaching Party, provided that in the event of a material breach by RMS of any then undisputed payment obligation to RGI under Article 6 hereof, the applicable period within which there shall be an opportunity to cure such a breach shall be thirty (30) days after the date of such breach. Termination of this Agreement based upon a material breach hereof shall be without prejudice to any other rights and remedies that the terminating party may have as a result of the default.

7.3 Termination for Cause. Either party may terminate this Agreement upon sixty (60) days written notice to the other party in the event of any of the following events: (a) Kathy Danenberg ceases to be an executive officer of RGI, provided that in such case, thirty (30) days written notice shall be deemed adequate; (b) RGI is dissolved or enters into a liquidating bankruptcy proceeding; or (c) RMS and its Affiliates discontinue its and their programs (which RMS represents is currently known within RMS as SynergysDx) to commercialize diagnostics via collaboration with third party pharmaceutical companies with respect to the development of companion diagnostics for personalized medicine.

7.4 Termination on Notice. Neither party may terminate this Agreement, except pursuant to the provisions of Sections 7.2 or 7.3 hereof, during a period of two (2) years from its Effective Date (the "Initial Term"). Thereafter, the Term of this Agreement shall automatically renew for one year periods, subject to the following termination provisions:

(a) either party may terminate this Agreement after the Initial Term upon sixty (60) days written notice to the other party, provided, however, that any such termination under this Section 7.4(a) shall be as to collaboration obligations, set out in Sections 2.1 and 2.2, arising thereafter and shall not affect any pre-existing rights, licenses or obligations of the parties in relation to transactions with Third Persons or otherwise concerning any RGI Assays or Optimized Assays developed up to the date of termination.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b) RMS may terminate this Agreement, including the provisions of Section 3.1, after the Initial Term upon sixty (60) days written notice to RGI.

(c) if a collaboration agreement with a third party pharmaceutical company cannot be concurrently terminated and therefore requires the participation of RGI and RMS, the Term of this Agreement shall be extended so as to meet the requirements of such third party pharmaceutical company collaboration transaction.

7.5 Effects of Termination. Termination of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination, (ii) remain to be performed, or (iii) by their nature are intended to be applicable following any such termination (e.g., Sections 2.7, 5, 10.3). Moreover, after Termination, RMS shall continue to supply to RGI, in accordance with Section 2.7 hereof, reagents that have been developed by RMS, for research purposes with respect to specific RGI collaborations with pharmaceutical companies, for the lesser of (a) the duration of then ongoing pharmaceutical research by RGI in that regard, and (b) five (5) years.

8. NOTICES

Any notice given pursuant to this Agreement shall be in writing, and shall be deemed to have been duly given if delivered in person or sent by confirmed facsimile transmission or by certified, registered or overnight express mail or courier service, postage, mailing and delivery expenses prepaid, to the address or facsimile number which the party to be notified has specified in writing to the other parties hereto, from time to time, as the address or facsimile number to which notices and requests are to be delivered to it under this Agreement. A notice shall be considered to be effective upon actual receipt by the party to be notified. Any party may amend its address or facsimile number for notices by so notifying the other parties in writing of such change. The addresses and facsimile numbers for notices to each party are as follows:

If to RGI:	If to RMS:

Response Genetics, Inc.	Roche Molecular Systems, Inc.
1640 Marengo Street	4300 Hacienda Drive
Los Angeles, CA 90033	Pleasanton, California 94588
Attn: Kathleen Danenberg, CEO	Attention: General Counsel

Fax: (323) 224-3096	Fax: (510) 814-2852

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9. WAIVER OF CONSEQUENTIAL DAMAGES. ETC.

Except as otherwise contemplated in Articles 4, 5 and 9 of this Agreement, neither party shall be liable for indirect, consequential or punitive damages (including loss of income, profits or goodwill) arising under, relating to or otherwise concerning this Agreement whether based on an action or claim in contract, equity, negligence, tort (except for intentional misconduct) or otherwise, and each party hereby waives any claims with respect to such types of damages. RGI and RMS expressly acknowledge that the exclusions contained in this Section have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon the level of risk to RMS and RGI associated with their respective obligations under this Agreement and the payments provided to RGI hereunder.

10. GENERAL PROVISIONS

10.1 Assignment; Binding Effect. Etc. This Agreement shall be binding upon and inure to the benefit of RGI and RMS and their respective permitted successors and assigns. RMS may assign its rights and licenses under this Agreement to any Affiliate or to any successor to all or substantially all of the business or assets of RMS without the prior written consent of RGI, provided such Affiliate or successor assumes in writing the obligations of RMS under this Agreement. Affiliates of RMS and of RGI, RMS Indemnitees, and RGI Indemnitees are intended third party beneficiaries of this Agreement to the extent expressly provided herein. Any permitted assignment or transfer of this Agreement by either party shall not relieve or release such party from any of its duties or obligations under this Agreement. RGI may assign or transfer the RGI Patent Rights to any successor to all or substantially all of the business assets of RGI. If RGI wishes to assign this Agreement to any other party, RGI shall first notify RMS, and the parties shall discuss the proposed assignment in good faith for a period of not more than 14 days in order to avoid assignment of this Agreement to a competitor of RMS or to any party that could not reasonably fulfill the obligations of RGI hereunder. Each and every permitted successor and assign to or of the interests of either party to this Agreement shall hold such interests subject to the terms, conditions and provisions of this Agreement.

10.2 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior or contemporaneous proposals, oral or written, understandings, representations, conditions and other communications between the parties relating to such subject matter. Amendments hereof shall not be binding upon either party unless expressly agreed to in writing by both parties.

10.3 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of California, except that its conflict of laws rules shall not apply. The parties hereby consent to the personal jurisdiction of, and agree that any legal proceeding with respect to or arising under this Agreement shall be brought exclusively in a state court of the State of California or a United States District Court sitting in California if such court has subject matter jurisdiction.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.4 Interpretation. In any interpretation of this Agreement, it shall be deemed that this Agreement was prepared jointly by the parties, and no ambiguity shall be construed or resolved against either party on the premise or presumption that such party was responsible for drafting this Agreement.

10.5 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void. Further, this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same intended objective. Each provision not so affected shall be enforced to the extent permitted by law.

10.6 Independent Contractors. The parties to this Agreement are independent contractors and this Agreement shall not be construed to create any partnership, franchise, fiduciary or employment relationship. In addition, nothing in this Agreement shall be deemed to appoint or authorize one party to act as an agent or other representative of the other party or to assume or incur any liability or obligation in the name of or on behalf of the other party.

10.7 Singular/Plural. Whenever in the context it appears appropriate, each term stated either in the singular or the plural shall include both the singular and the plural.

10.8 Incorporation of Recitals and Exhibits. The recitals contained in this Agreement and the exhibits attached hereto are hereby incorporated into this Agreement and made a part hereof.

10.9 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.10 Counterparts. This Agreement and any amendments, waivers, or consents hereto may be executed in any number of counterparts, and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

10.11 Media Releases. All media releases, public announcements and public disclosures by RGI or members of the RMS Group shall be coordinated with and approved in writing by the other party prior to the release thereof.

10.12 Force Majeure. If the performance of this Agreement or any obligation hereunder is prevented or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of the parties, the party whose performance is so affected, upon giving prompt notice to the other party, shall be excused from such performance or obligation to the extent and for the duration that it is so affected. However, the party so affected shall take all reasonable steps to avoid or remove such conditions and causes of nonperformance, and shall resume performance hereunder with dispatch when such causes are removed.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.13 Further Acts. Each party shall do, or cause to be done, all such further acts, and shall execute,.acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further documentation as the other party reasonably requires to carry out the purposes of this Agreement.

10.14 Waiver. A waiver by either of the parties of any of the covenants, conditions or agreements affecting the other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement contained herein.

10.15 Performance by Affiliates. To the extent that any term or provision of this Agreement contemplates, permits or requires performance by any Affiliate of a party, such party shall cause such Affiliate to perform each and every obligation of such party under this Agreement in accordance with the terms and conditions hereof, provided that any such performance shall not relieve the party hereto of its own obligations and duties hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

RESPONSE GENETICS, INC.		ROCHE MOLECULAR SYSTEMS, INC.

By:		By:
Title	PRESIDENT & CEO	Title	SVP Commercial Operations

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT "1"

RGI PATENT RIGHTS

U.S. Application or Patent Number	Title

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Foreign Applications	Title

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Foreign Applications	Title

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT "2"

LIST OF LICENSES AND CONTRACTS

1.	[***]

2.	[***]

3.	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.